UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 30, 2024

Dominion Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2284

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2024, Dominion Energy, Inc. (Dominion Energy), Virginia Electric and Power Company, Dominion Energy South Carolina, Inc. and Questar Gas Company (Questar Gas) entered into an amendment to their existing Fifth Amended and Restated Revolving Credit Agreement, dated as of June 9, 2021, with JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders party thereto. The amendment, entered into in anticipation of the closing of Dominion Energy’s sale of Questar Gas as described below, removes Questar Gas as a party to the credit facility. The amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 31, 2024, Dominion Energy completed the previously announced disposition to Enbridge Quail Holdings, LLC (Enbridge) of all of its membership interests in Fall West Holdco LLC (Holdco), the intermediate holding company for Questar Gas, Wexpro Company and other related entities, pursuant to the terms of the purchase and sale agreement, dated as of September 5, 2023, by and between Dominion Energy and Enbridge. At closing, Enbridge paid Dominion Energy approximately $3.0 billion in cash and assumed approximately $1.3 billion of indebtedness. Questar Gas is a public utility that distributes natural gas in Utah, southwestern Wyoming and southeastern Idaho. Wexpro Company provides a substantial portion of Questar Gas’ natural gas supply.

The transaction and the purchase and sale agreement described above are more fully described in Dominion Energy’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 5, 2023, which description is incorporated herein by reference. The purchase and sale agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

Pro forma financial information with respect to the transaction described in Item 2.01 above is not required to be filed with this Current Report on Form 8-K because Dominion Energy previously reported the results of the disposed business as discontinued operations in its Annual Report on Form 10-K for the year ended December 31, 2023.

(d) Exhibits.

2.1	Purchase and Sale Agreement, dated as of September 5, 2023, by and between Dominion Energy, Inc. and Enbridge Quail Holdings, LLC (incorporated by reference to Exhibit 2.1 to Dominion Energy’s Form 8-K filed September 5, 2023, File No. 001-08489).

10.1	Second Amendment, dated as of May 30, 2024, to the Fifth Amended and Restated Revolving Credit Agreement, dated as of June 9, 2021, among Dominion Energy, Inc., Virginia Electric and Power Company, Questar Gas Company, Dominion Energy South Carolina, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders party thereto (filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC.
Registrant

/s/ Steven D. Ridge
Name:	Steven D. Ridge
Title:	Executive Vice President and Chief Financial Officer

Date: June 3, 2024